UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) May 25, 2005 (May 19, 2005)

Aflac Incorporated

(Exact name of Registrant as specified in its charter)

GEORGIA	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     (b)  Aflac Incorporated ("Aflac") inadvertently omitted to state in the proxy statement for the 2005 Annual Meeting of Shareholders that its Audit Committee Charter is available in print to any shareholder upon request and that its Compensation Committee Charter and Corporate Governance Guidelines are available on its website and in print to any shareholder upon request. The commentary to Section 303A.09 of the listing standards of the New York Stock Exchange (the "NYSE") requires that these statements be included in the annual proxy statement. On May 19, 2005 Aflac sent notice to the NYSE that it had discovered these omissions. Aflac will cure this noncompliance with the NYSE listing standards by including such disclosures in the proxy statement for its 2006 Annual Meeting of Shareholders. The NYSE has assured Aflac that this noncompliance will not result in a delisting of Aflac shares on the NYSE.

     Aflac has posted on its website (www.aflac.com) all documents required to be posted by the NYSE listing standards at all times since it was required to do so. In addition, copies of these documents are also available in print to shareholders upon request, addressed to Aflac Incorporated, Shareholder Services, 1932 Wynnton Road, Columbus, Georgia 31999.

ITEM 8.01	Other Events.

     Aflac issued a press release on May 23, 2005 in which it affirmed its earnings targets for 2005 and 2006, and also set an earnings objective for 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01		Financial Statements and Exhibits.

(c)	Exhibits.

	99.1 -	Press release of Aflac Incorporated dated May 23, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Aflac Incorporated

May 25, 2005	/s/ Ralph A. Rogers

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:
99.1	-	Press release of Aflac Incorporated dated May 23, 2005.